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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 19, 1996


                              SIERRA ON-LINE, INC.
           (Exact name of each registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-17154
                            (Commission File Number)

                                   77-0164293
                        (IRS Employer Identification No.)

          3380 - 146th Place S.E., Suite 300, Bellevue, Washington 98007
                (Address of principal executive offices) (Zip Code)

                                 (206) 649-9800
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     Agreement and Plan of Merger.

     The following summary does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report, which are incorporated herein by reference.

     On February 19, 1996, Sierra On-Line, Inc., a Delaware corporation ("Sierra"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CUC International Inc., a Delaware corporation ("CUC"), and Larry Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of CUC ("Merger Sub"), under which Merger Sub will be merged with and into Sierra, and Sierra will become a direct wholly-owned subsidiary of CUC (the "Merger"). Under the terms of the Merger Agreement, each share of Sierra common stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into 1.225 (the "Exchange Ratio") shares of common stock of CUC. Each option to purchase Sierra common stock will be replaced with an option to purchase a number of shares of CUC common stock, on substantially the same terms, equal to the Exchange Ratio multiplied by the number of shares of Sierra common stock otherwise issuable under the Sierra option. Sierra's 6-1/2% Convertible Subordinated Notes Due 2001 will remain outstanding but will be convertible into a number of shares of CUC common stock equal to the Exchange Ratio multiplied by the number of shares of Sierra common stock otherwise issuable upon conversion of such Notes. CUC's common stock is traded on the New York Stock Exchange. The parties intend for the Merger to be accounted for as a pooling of interests and to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

     CUC agreed to elect Kenneth A. Williams, Sierra's Chairman of the Board and Chief Executive Officer, to the Board of Directors of CUC upon the closing of the Merger. CUC and members of Sierra's senior management, including Mr. Williams, will enter into Employment Agreements upon the closing of the Merger, and Roberta L. Williams, a director and independent product developer for Sierra, has entered into a Personal Services Agreement with CUC in which she agreed to continue providing product development and design services to Sierra after the Merger on substantially the same basis as she has in the past. Mr. and Mrs. Williams also will enter into Noncompetition Agreements with CUC at the closing in which they will agree not to compete with Sierra for a specified period after the Merger.

     Sierra may terminate the Merger Agreement under certain circumstances, including the average closing price of CUC's common stock on the New York Stock

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Exchange being less than $29 per share over the 15 trading days ending with the first trading day that is at least 10 calendar days prior to the scheduled date of Sierra's stockholders' meeting.

     The Merger is subject to customary conditions, including the approval of the Merger by Sierra's stockholders, expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the effectiveness of a registration statement filed with the Securities and Exchange Commission for the CUC common stock to be issued in the Merger.

     In connection with the Merger Agreement, Kenneth A. Williams and Roberta L. Williams entered into a Shareholders Agreement with CUC and Sierra dated February 19, 1996 in which they agreed, so long as the Merger Agreement has not been terminated, to vote all of the approximately 1,676,698 shares of Sierra common stock held by them in favor of the Merger and against any competing merger proposals, and to take and refrain from taking other specified actions.

     The foregoing summary of the Merger Agreement and the agreements and transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement and the Shareholders Agreement which are filed as exhibits to this Current Report and are incorporated herein by reference.

     CUC Agreement to Acquire Davidson & Associates, Inc.

     Simultaneously with entering into the Merger Agreement, CUC also entered into and Agreement and Plan of Merger with Davidson & Associates, Inc. ("Davidson") under which CUC will acquire 100% of Davidson in exchange for .85 share of CUC common stock for each outstanding share of Davidson common stock (the "Davidson Merger"). Neither the Davidson Merger nor the Merger is contingent on the closing of the other transaction. The Davidson Merger will be accounted for as a pooling of interests. Certain affiliates of Davidson holding an aggregate of approximately 75% of Davidson's outstanding common stock have agreed to vote their shares in favor of the Davidson Merger, except under certain conditions.

     Class Action Lawsuit.

     A purported class action lawsuit has been filed in the Court of Chancery in the State of Delaware in and for New Castle County captioned Meridian Capital Funding, Inc. et al. v. Sierra On-Line, Inc. et al. alleging breaches of fiduciary duty by Sierra's Board of Directors, Sierra and CUC in connection with the Merger Agreement. The plaintiffs allege, among other things, that the defendants breached fiduciary duties in agreeing to an allegedly inadequate value for Sierra's stock in the Merger Agreement

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and in employing an allegedly inadequate process in determining to enter into the Merger Agreement. Sierra believes the lawsuit is without merit and intends to vigorously defend the lawsuit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed with this report:

     Exhibit Number        Description

          99.1 Agreement and Plan of Merger by and among Sierra On-Line, Inc., CUC International Inc. and Larry Acquisition Corp. dated February 19, 1996.

          99.2 Shareholders Agreement by and among Kenneth A. Williams, Roberta L. Williams, CUC International Inc. and Sierra On-Line, Inc. dated February 19, 1996.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SIERRA ON-LINE, INC.

                                         By: /s/ Michael A. Brochu
                                            ------------------------------------
                                            Name:  Michael A. Brochu
                                            Title: President and Chief Operating
                                                   Officer

Dated:  February 29, 1996

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                                  EXHIBIT INDEX

Number  Description

 99.1 Agreement and Plan of Merger by and among Sierra On-Line, Inc., CUC International Inc. and Larry Acquisition Corp. dated February 19, 1996.

 99.2 Shareholders Agreement by and among Kenneth A. Williams, Roberta L. Williams, CUC International Inc. and Sierra On-Line, Inc. dated February 19, 1996.


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